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                                                                    EXHIBIT 99.1


Schedule II -- Valuation and Qualifying Accounts




                                         ACQUISITION   ADDITIONS        DEDUCTIONS
                              BEGINNING     OF         CHARGED TO        CHARGED      ENDING
                              BALANCE     BUSINESS       INCOME         TO RESERVE    BALANCE
                              -------------------------------------------------------------
Accounts receivable
allowances -- 2007            $1,133,000      -        $2,862,000     $2,923,000    $1,072,000
Accounts receivable
allowances -- 2006            $1,340,000      -        $2,729,000     $2,936,000    $1,133,000
Accounts receivable
allowances -- 2005            $1,283,000    260,000    $1,892,000     $2,095,000    $1,340,000
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